EXHIBIT 99.1

FLIR Systems Announces Second Quarter 2017 Financial Results

Second Quarter Revenue Growth of 8% Over Prior Year

GAAP Gross Margin Improves 210 Basis Points Over Prior Year; Adjusted Gross Margin Improves 290 Basis Points

GAAP EPS of $0.37; Adjusted EPS of $0.42, Up 14% Over Prior Year

WILSONVILLE, Ore., July 26, 2017 (GLOBE NEWSWIRE) -- FLIR Systems, Inc. (NASDAQ:FLIR) today announced financial results for the second quarter ended June 30, 2017. Second quarter 2017 revenue was $434.1 million, up 8% over second quarter 2016 revenue of $402.7 million. GAAP operating income in the second quarter grew 2% to $66.6 million, compared to $65.2 million in the second quarter of 2016. Adjusted operating income was $81.0 million in the second quarter, which is 16% higher than adjusted operating income of $70.1 million in the second quarter of 2016.

Second quarter 2017 GAAP net earnings were $51.4 million, or $0.37 per diluted share, compared with GAAP net earnings of $45.4 million, or $0.33 per diluted share in the second quarter a year ago. Adjusted net earnings in the second quarter were $58.4 million, or $0.42 per diluted share, which was 14% higher than adjusted net earnings per diluted share of $0.37 in the second quarter of 2016.

Revenue from the Surveillance segment was $129.2 million, an increase of 14% from the second quarter results last year. The Instruments segment contributed $86.0 million of revenue during the second quarter, up 10% over the prior year. The Security segment recorded revenue of $49.7 million in the second quarter, down 22% from the prior year, primarily due to a decline in Lorex-branded products. FLIR’s OEM & Emerging Markets segment had $87.4 million of revenue, an increase of 54% over the prior year, and was primarily driven by the addition of the Integrated Imaging Solutions line of business from the fourth quarter 2016 acquisition of Point Grey Research. Revenue from the Maritime segment was $55.1 million, which was in-line with the second quarter of 2016. The Detection segment contributed $26.7 million of revenue, a decrease of 25% from the prior year, and was driven by timing of DR-SKO program shipments.

FLIR's backlog of firm orders for delivery within the next twelve months was approximately $645 million as of June 30, 2017, an increase of $37 million, or 6%, during the quarter.

“We saw strong top line growth and meaningful margin expansion during the second quarter. This resulted in double digit growth in adjusted earnings per share,” said Jim Cannon, President and CEO of FLIR. “Our growth was broad across many of our businesses and geographical regions. Strong bookings during the quarter increased backlog significantly over the previous quarter, providing us with momentum into the second half of the year. I am excited to be part of the FLIR team and intend to maintain our focus on innovating valuable, life-saving, and enriching solutions for our customers while executing a disciplined capital deployment philosophy to create sustainable value for our shareholders.”

Revenue and Earnings Outlook for 2017

Based on financial results for the first half of the year and the outlook for the remainder of the year, FLIR continues to expect revenue in 2017 to be in the range of $1.775 billion to $1.825 billion and adjusted net earnings per diluted share to be in the range of $1.81 to $1.91 per diluted share.

Dividend Declaration

FLIR’s Board of Directors has declared a quarterly cash dividend of $0.15 per share on FLIR common stock, payable September 8, 2017, to shareholders of record as of close of business on August 25, 2017.

Conference Call

FLIR has scheduled a conference call at 9:00 a.m. ET (6:00 a.m. PT) today to discuss its results for the quarter. A simultaneous webcast of the conference call and the accompanying summary presentation can be accessed online from a link in the Events & Presentations section of www.FLIR.com/investor. A replay will be available after 12:00 p.m. ET (9:00 a.m. PT) at this same internet address. Summary second quarter and historical financial data may be accessed online from the Financial Info Database link under the Financials & Filings section at www.FLIR.com/investor.

About FLIR Systems

Founded in 1978 and headquartered in Wilsonville, Oregon, FLIR Systems is a world-leading maker of sensor systems that enhance perception and heighten awareness, helping to save lives, improve productivity, and protect the environment. Through its nearly 3,500 employees, FLIR’s vision is to be “The World’s Sixth Sense” by leveraging thermal imaging and adjacent technologies to provide innovative, intelligent solutions for security and surveillance, environmental and condition monitoring, outdoor recreation, machine vision, navigation, and advanced threat detection. For more information, please visit www.flir.com and follow @flir.

Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings release makes reference to non-GAAP measures. With respect to the outlook for the full year 2017, certain items that affect GAAP net earnings per diluted share are out of the Company’s control and/or cannot be reasonably predicted. Consequently, the Company is unable to provide a reasonable estimate of GAAP net earnings per diluted share or a corresponding reconciliation to GAAP net earnings per diluted share for the full year. Additional information regarding the reasons the Company uses non-GAAP measures, a reconciliation of these measures to the most directly comparable GAAP measures, and other information relating to these measures are included below, following the GAAP financial information.

Forward-Looking Statements

Statements in this release by Jim Cannon and the statements in the section captioned "Revenue and Earnings Outlook for 2017" above are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates,” or similar expressions) should be considered to be forward looking statements. Such statements are based on current expectations, estimates, and projections about FLIR’s business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including the following: changes in demand for FLIR’s products, product mix, the timing of customer orders and deliveries, the impact of competitive products and pricing, the impact of FLIR’s continuing compliance with U.S. export control laws and regulations and similar laws and regulations, the timely receipt of any necessary export licenses, constraints on supplies of critical components, excess or shortage of production capacity, the ability to manufacture and ship the products in the time period required, actual purchases under agreements, the continuing eligibility of FLIR to act as a federal contractor, the amount and availability of appropriated government procurement funds and other risks discussed from time to time in filings and reports filed with the Securities and Exchange Commission. In addition, such statements could be affected by general industry and market conditions and growth rates, and general domestic and international economic conditions. Such forward-looking statements speak only as of the date on which they are made and FLIR does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release, or for changes made to this document by wire services or internet service providers.

Investor Relations
Shane Harrison
503-498-3547
shane.harrison@flir.com

FLIR SYSTEMS, INC.
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016

Revenue	$434,124	$402,729	$840,938	$782,201
Cost of goods sold	227,392	219,407	442,885	421,189
Gross profit	206,732	183,322	398,053	361,012

Operating expenses:
Research and development	43,046	38,208	85,029	75,488
Selling, general and administrative	97,056	79,902	187,308	162,935
Total operating expenses	140,102	118,110	272,337	238,423

Earnings from operations	66,630	65,212	125,716	122,589

Interest expense	4,472	4,360	8,925	7,807
Interest income	(355)	(328)	(626)	(588)
Other income, net	(1,027)	1,327	(1,687)	(103)

Earnings before income taxes	63,540	59,853	119,104	115,473

Income tax provision	12,127	14,485	25,120	68,980

Net earnings	$51,413	$45,368	$93,984	$46,493

Earnings per share:
Basic	$0.38	$0.33	$0.69	$0.34
Diluted	$0.37	$0.33	$0.68	$0.33

Weighted average shares outstanding:
Basic	136,865	137,861	136,613	137,686
Diluted	138,449	138,993	138,266	138,832

FLIR SYSTEMS, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)(Unaudited)

	June 30,	December 31,
	2017	2016
ASSETS

Current assets:
Cash and cash equivalents	$403,591	$361,349
Accounts receivable, net	332,009	352,020
Inventories	405,328	371,371
Prepaid expenses and other current assets	83,175	79,917
Total current assets	1,224,103	1,164,657

Property and equipment, net	272,391	271,785
Deferred income taxes, net	48,821	45,243
Goodwill	920,364	801,406
Intangible assets, net	190,058	168,460
Other assets	47,767	168,155
	$2,703,504	$2,619,706

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$113,957	$114,225
Deferred revenue	31,385	34,420
Accrued payroll and related liabilities	54,820	52,874
Accrued expenses	39,359	34,022
Accrued income taxes	36,573	51,017
Other current liabilities	58,530	60,154
Current portion long-term debt	15,000	15,000
Total current liabilities	349,624	361,712

Long-term debt	491,303	501,921
Deferred income taxes	14,020	2,331
Accrued income taxes	9,773	9,643
Other long-term liabilities	58,153	65,773

Commitments and contingencies

Shareholders’ equity	1,780,631	1,678,326
	$2,703,504	$2,619,706

FLIR SYSTEMS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016

Cash flows from operating activities:
Net earnings	$51,413	$45,368	$93,984	$46,493
Income items not affecting cash:
Depreciation and amortization	17,977	13,839	35,008	27,778
Deferred income taxes	7,636	(145)	7,828	(372)
Stock-based compensation
arrangements	8,608	8,293	14,854	14,381
Other non-cash items	(15,469)	9,644	(19,211)	15,451
Changes in operating assets and liabilities,
net of acquisitions	(40,038)	10,872	(27,209)	30,085
Cash provided by operating activities	30,127	87,871	105,254	133,816

Cash flows from investing activities:
Additions to property and equipment	(10,032)	(10,884)	(23,653)	(20,876)
Proceeds from sale of assets	2,859	-	2,885	4,875
Business acquisitions, net of cash acquired	-	(42,445)	-	(42,445)
Cash used by investing activities	(7,173)	(53,329)	(20,768)	(58,446)

Cash flows from financing activities:
Net proceeds from credit agreement
and long-term debt	-	525,766	-	525,766
Repayments of credit agreement and long-term debt	(3,750)	(108,750)	(11,250)	(112,500)
Repurchase of common stock	-	(29,747)	-	(29,747)
Dividends paid	(20,557)	(16,583)	(41,013)	(33,090)
Proceeds from shares issued pursuant
to stock-based compensation plans	6,033	2,552	7,035	6,541
Tax paid for net share exercises and issuance of
vested restricted stock units	(7,179)	(5,589)	(9,022)	(5,616)
Other financing activities	(4)	7	(4)	10
Cash (used) provided by financing activities	(25,457)	367,656	(54,254)	351,364

Effect of exchange rate changes on cash	8,658	(9,632)	12,010	3,660

Net increase in cash and cash equivalents	6,155	392,566	42,242	430,394
Cash and cash equivalents:
Beginning of period	397,436	510,613	361,349	472,785
End of period	$403,591	$903,179	$403,591	$903,179

FLIR SYSTEMS, INC.
OPERATING SEGMENT PERFORMANCE
(In thousands)(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
SEGMENT REVENUE
Surveillance	$129,209	$113,440	$247,938	$237,591
Instruments	85,969	78,068	163,824	157,487
Security	49,709	63,380	94,786	110,441
OEM & Emerging Markets	87,447	56,980	172,212	104,825
Maritime	55,102	55,163	103,653	106,883
Detection	26,688	35,698	58,525	64,974

SEGMENT EARNINGS (LOSS) FROM OPERATIONS
Surveillance	$33,007	$26,595	$59,372	$62,460
Instruments	23,627	19,695	44,773	39,676
Security	1,288	4,410	1,603	2,241
OEM & Emerging Markets	26,340	16,757	50,697	27,443
Maritime	9,390	7,521	14,594	13,328
Detection	7,024	10,320	15,761	18,557

SEGMENT OPERATING MARGIN
Surveillance	25.5%	23.4%	23.9%	26.3%
Instruments	27.5%	25.2%	27.3%	25.2%
Security	2.6%	7.0%	1.7%	2.0%
OEM & Emerging Markets	30.1%	29.4%	29.4%	26.2%
Maritime	17.0%	13.6%	14.1%	12.5%
Detection	26.3%	28.9%	26.9%	28.6%

FLIR SYSTEMS, INC.
GAAP TO NON-GAAP RECONCILIATION
(In thousands, except per share amounts)(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Gross profit:
GAAP gross profit	$206,732	$183,322	$398,053	$361,012
Amortization of acquired intangible assets	3,644	2,182	7,202	4,594
Purchase accounting adjustments	-	-	1,992	-
Restructuring charges	-	(23)	-	(21)
Other	2,000	-	2,000	-
Adjusted gross profit	$212,376	$185,481	$409,247	$365,585

Gross margin:
GAAP gross margin	47.6%	45.5%	47.3%	46.2%
Cumulative effect of non-GAAP Adjustments	1.3%	0.5%	1.3%	0.6%
Adjusted gross margin	48.9%	46.1%	48.7%	46.7%

Earnings from operations:
GAAP earnings from operations	$66,630	$65,212	$125,716	$122,589
Amortization of acquired intangible assets	7,016	3,927	13,751	8,134
Purchase accounting adjustments	-	-	1,992	-
Restructuring charges	13	110	101	308
Acquisition related expenses	379	829	1,338	1,262
Other	6,961	-	7,731	-
Adjusted earnings from operations	$80,999	$70,078	$150,629	$132,293

Operating margin:
GAAP operating margin	15.3%	16.2%	14.9%	15.7%
Cumulative effect of non-GAAP Adjustments	3.3%	1.2%	3.0%	1.2%
Adjusted operating margin	18.7%	17.4%	17.9%	16.9%

Net earnings:
GAAP net earnings	$51,413	$45,368	$93,984	$46,493
Amortization of acquired intangible assets	7,016	3,927	13,751	8,134
Purchase accounting adjustments	-	-	1,992	-
Restructuring charges	13	110	101	308
Acquisition related expenses	379	829	1,338	1,262
Other	6,961	2,000	7,731	2,000
Estimated tax benefit of non-GAAP adjustments	(3,592)	(1,222)	(6,228)	(2,132)
Discrete tax items, net	(3,758)	299	(4,656)	40,259
Adjusted net earnings	$58,432	$51,311	$108,013	$96,324

Earnings Per Diluted Share:
GAAP Earnings Per Diluted Share	$0.37	$0.33	$0.68	$0.33
Cumulative effect of non-GAAP Adjustments	0.05	0.04	0.10	0.36
Adjusted Earnings Per Diluted Share	$0.42	$0.37	$0.78	$0.69

Weighted average shares outstanding:
Diluted	138,449	138,993	138,266	138,832

Explanation of Non-GAAP Financial Measures
We report our financial results in accordance with United States generally accepted accounting principles (GAAP). As a supplement to our GAAP financial results, this earnings announcement contains some or all of the following non-GAAP financial measures: (i) adjusted gross profit, (ii) adjusted gross margin (defined as adjusted gross profit divided by revenue), (iii) adjusted operating income, (iv) adjusted operating margin (defined as adjusted operating income divided by revenue), (v) adjusted net income, and (vi) adjusted earnings per diluted share (EPS). These non-GAAP measures of financial performance are not prepared in accordance with GAAP and computational methods may differ from those used by other companies. Additionally, these non-GAAP measures should not be considered a substitute for any other performance measure determined in accordance with GAAP and the Company cautions investors and potential investors to consider these measures in addition to, not as a substitute for, its consolidated financial results as presented in accordance with GAAP. Each of the non-GAAP measures is adjusted from GAAP results and are outlined in the "GAAP to Non-GAAP Reconciliation" tables included within this earnings release.
In calculating non-GAAP financial measures, we exclude certain items (including gains and losses) to facilitate a review of the comparability of our core operating performance on a period-to-period basis. The excluded items represent amortization of acquired intangible assets, purchase accounting adjustments, restructuring charges, acquisition related expenses, gains and losses on cost-basis investments, discrete tax items, and other items we do not consider to be directly related to our core operating performance. We use non-GAAP measures internally to evaluate the core operating performance of our business, for comparison with forecasts and strategic plans and for calculating return on investment. Accordingly, supplementing GAAP financial results with these non-GAAP financial measures enables the comparison of our ongoing operating results in a manner consistent with the metrics reviewed by management. We believe that these non-GAAP measures, when read in conjunction with our GAAP financials, provide useful information to investors by facilitating:

  the comparability of our ongoing operating results over the periods presented;
  the ability to identify trends in our underlying business; and
  the comparison of our operating results against analyst financial models and operating results of other public companies that supplement their GAAP results with non-GAAP financial measures.

The following are explanations of each type of adjustment that we incorporate into non-GAAP financial measures:

  Amortization of acquired intangible assets. GAAP accounting requires that intangible assets are recorded at fair value as of the date of acquisition and amortized over their estimated useful lives. The timing and magnitude of our acquisition transactions and maturities of the businesses acquired will cause our operating results to vary from period to period, making comparison to past performance difficult for investors. We exclude amortization of acquired intangible assets from our non-GAAP measures because management does not believe these costs are representative of our core operating performance.
  Purchase accounting adjustments. Included in our GAAP financial measures are purchase accounting adjustments, required by GAAP to adjust inventory balances to fair value at the time of acquisition. These non-cash charges are not reflective of our ongoing operations and can vary significantly in any given period driven by variability in our acquisition activity. We exclude purchase accounting adjustments from our non-GAAP measures because management does not believe these costs are representative of our core operating performance.
  Acquisition related expenses. Included in our GAAP financial measures are acquisition related expenses, consisting of external expenses resulting directly from acquisition related activities, including due diligence, legal, valuation, tax and audit services. The timing and nature of our acquisition activity can vary significantly from period to period impacting comparability of operating results from one period to another. These transaction-specific costs can vary significantly in amount and timing and are not indicative of our core operating performance.
  Restructuring charges. Included in our GAAP financial measures are restructuring charges which are primarily for employee compensation resulting from reductions in employee headcount and facilities exit and lease termination costs in connection with Company reorganization and restructuring activities. We believe that excluding these costs provides greater visibility to the underlying performance of our business operations, facilitates comparison of our results with other periods, and facilitates comparison with the results of other companies in our industry.
  Gain or loss on cost-basis investments. Included in our GAAP financial measures, are gains or losses from cost-basis investments. As these gains and losses can vary significantly from period to period and do not constitute part of our ongoing operations, we exclude these items from our non-GAAP measures.
  Other. Other charges include product remediation charges associated with certain SkyWatch™ surveillance towers, executive transition costs, and the loss on extinguishment of debt. We exclude other charges from our non-GAAP measures because we do not believe such costs are representative of our ongoing operations.
  Estimated tax effect of non-GAAP adjustments. This amount adjusts the provision for income taxes to reflect the effect of the previously listed non-GAAP adjustments on non-GAAP net income. We estimate the tax effect of the adjustment items by applying the Company's overall estimated effective tax rate, excluding significant discrete items, to the pretax amount.
  Discrete tax items, net. Included in our GAAP financial measures are income tax expenses and benefits related to discrete events or transactions that are not representative of the Company's estimated tax rate related to ongoing operations. These discrete tax items can vary significantly from period to period impacting the comparability of our earnings from one period to another. Discrete tax items include charges and reversals of provisions associated with certain unrecognized tax benefits, benefits associated with the reversal of previously recorded valuation allowances against certain deferred tax assets, and other discrete items not included in the annual effective tax rate associated with our ongoing operations. We exclude discrete tax items from our non-GAAP measures because we do not believe such expenses or benefits reflect the performance of our ongoing operations.